UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TAX-FREE FIXED INCOME FUND III FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Roxana Cruz-Rivera

José R. Izquierdo II

Brent D. Rosenthal

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Ocean Capital Issues Open Letter to Shareholders of UBS Puerto Rico Bond Funds I, III and VI Regarding the Urgent Need for Boardroom Change

Exposes the Current Directors’ Lack of Alignment with Investors, Given the Millions of Dollars in Compensation that the Incumbents have Awarded Themselves Amidst Years of Losses and Recent Reductions to the Dividend

Urges Fellow Shareholders to Vote on the BLUE Card to Elect Ocean Capital’s Diverse Slate of Aligned, San Juan-Based Nominees at the Fund I and Fund III Annual Meetings on October 28th and the Fund VI Annual Meeting on October 26th

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC today issued the below open letter. Sign up for updates related to our campaigns at www.ImproveUBSPRFunds.com.

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Fellow Shareholders,

Ocean Capital LLC (together with its affiliates, “Ocean Capital” or “we”) has nominated highly-qualified and independent individuals for election to the Boards of Directors (the “Boards”) of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”) and Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI,” and collectively with Fund I and Fund III, the “Puerto Rico Bond Funds”), each of which is managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”).

Although the broader municipal bond market is up more than 152% over the past two decades, the incumbent Boards have delivered negative returns over the three Puerto Rico Bond Funds’ respective lifetimes.1 A dollar invested in one of the funds at inception is essentially worth less today.

While UBS claims that its preferred nominees have “a long-standing commitment to the Fund[s] and its shareholders,” the reality is that these directors are most experienced in presiding over significant value destruction while collecting six-figure annual salaries.2 We seriously question how the Boards can attempt to solicit shareholder support for the incumbent directors when these individuals have practically no meaningful shareholdings and recently reduced the September 30th dividend for Funds I and III. As shareholders have suffered over the years, Vicente León, Carlos Nido, Luis M. Pellot, Carlos V. Ubiñas and José J. Villamil have collectively received millions in compensation and failed to purchase meaningful shares on the open market. We firmly believe these directors are misaligned with investors, unlike Ocean Capital, which owns over 6% in each of the Puerto Rico Bond Funds.

[1]	S&P Municipal Bond Index returns run through December 31, 2020.
[2]	Puerto Rico Bond Funds’ Letters sent to shareholders (October 7-8, 2021). Market returns included in Puerto Rico Bond Funds Quarterly Report, Fourth Quarter 2020.

We urge you to consider the current directors’ track record and qualifications before casting your vote at this month’s annual meetings:

Vicente León

x      De minimis stock ownership, despite his long tenure serving on the Boards

x      No prior public company board experience

x      Lack of capital markets experience

x     Served on Fund III’s Board while shareholders suffered -18.30% total returns over the last year

Carlos Nido

x      De minimis stock ownership, despite serving on the Boards for 14 years

x      No prior public company board experience

x      Lack of capital markets experience

x     Served on Fund VI’s Board while shareholders suffered -3.75% total returns over the past 10 years

x     Collected over $105,000 in total annual compensation from the Puerto Rico Bond Funds*

Luis M. Pellot

x      $0 invested in the Puerto Rico Bond Funds, despite serving on the Boards for 16 years

x      No prior public company board experience

x      Lack of capital markets experience

x      Served on Fund VI’s Board while shareholders suffered -3.75% total returns over the past 10 years

x     Collected over $152,000 in total annual compensation from the Puerto Rico Bond Funds*

Carlos V. Ubiñas

x      Interested director (NOT independent)

x      De minimis stock ownership, despite serving on the Boards for 16 years

x      30+ year history working for UBS

x      No prior public company board experience

x      Served on Fund VI’s Board while shareholders suffered -7.10% total returns over the past 10 years

José J. Villamil

x      $0 invested in the Puerto Rico Bond Funds, despite his long tenure serving on the Boards

x      Served on Fund I’s Board while shareholders suffered -27.27% total returns over the past year

* Total compensation from the affiliated Puerto Rico Bond Funds. For the calendar year ended December 31, 2020. Note this amount does not include amounts related to reimbursement for expenses related to attendance at such board meetings or meetings of committees thereof.

Fortunately, shareholders of the Puerto Rico Bond Funds will have an opportunity at the Annual Meetings of Fund I, Fund III and Fund VI to install new directors committed to addressing what we perceive to be past mistakes. In stark contrast to the incumbents, our slate of independent director candidates collectively possesses public company board and asset management experience, capital markets expertise and knowledge of the Commonwealth’s economy. Our highly-qualified and independent nominees are:

Nominees for Fund I	Nominees for Fund III	Nominees for Fund VI
● José R. Izquierdo II ● Brent D. Rosenthal	● Roxana Cruz-Rivera ● José R. Izquierdo II ● Brent D. Rosenthal	● José R. Izquierdo II ● Brent D. Rosenthal

We firmly believe our candidates would be the right directors to pursue value-enhancing strategies, such as potential share repurchases and orderly liquidations.

We encourage you to engage with us and share feedback regarding our slates by visiting www.ImproveUBSPRFunds.com. If you have any questions about how to vote on the BLUE proxy card or BLUE voting instruction form to elect our nominees at the October 28th Annual Meetings for Funds I and III or the October 26th Annual Meeting for Fund VI, contact ocean@investor.morrowsodali.com.

Thank you for your consideration.

Sincerely,

W. Heath Hawk

Ocean Capital, LLC

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Certain Information Concerning the Participants

To the Shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund I Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”) for its upcoming 2021 annual meeting of shareholders. All shareholders of Fund I are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund I Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund I Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund III Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”) for its upcoming 2021 annual meeting of shareholders. All shareholders of Fund III are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund III Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund III Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund VI Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI”) for its upcoming 2021 annual meeting of shareholders. All shareholders of Fund VI are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund VI Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund VI Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

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Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

MKA

Greg Marose / Charlotte Kiaie, 646-386-0091

gmarose@mkacomms.com / ckiaie@mkacomms.com

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